As filed with the Securities and Exchange Commission on May 16, 2012

Registration No. 333-164491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-164491

UNDER THE SECURITIES ACT OF 1933

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	74-2935609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200

Austin, Texas 78758

(512) 652-2600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Marc E. Chardon

Blackbaud, Inc.

2000 Daniel Island Drive

Charleston, South Carolina 29492

(843) 216-6200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Donald R. Reynolds

S. Halle Vakani

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Facsimile: (919) 781-4865

Approximate date of commencement of proposed sale to the public:   Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Convio, Inc., a Delaware corporation (the “Registrant”), files this Post-Effective Amendment to Registration Statement on Form S-1, as amended (File No. 333-164491) (the “Registration Statement”), to deregister all its unsold securities thereunder. The Registration Statement, filed with the Securities and Exchange Commission on January 25, 2010, registered the Registrant’s sale of 3,636,364 shares of its common stock and the sale by certain of the Registrant’s stockholders of an additional 1,496,364 shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, State of South Carolina, on May 16, 2012.

CONVIO, INC.

By:	/s/ Marc E. Chardon
Name:	Marc E. Chardon
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Marc E. Chardon Marc E. Chardon	President and Chief Executive Officer (Principal Executive Officer) and Director	May 16, 2012

/s/ Anthony W. Boor Anthony W. Boor	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 16, 2012

/s/ Charles T. Cumbaa Charles T. Cumbaa	Director	May 16, 2012